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                                                                    EXHIBIT 10.4

                                  AMENDMENT TO
                           RESTRICTED SHARE AGREEMENT

     THIS AMENDMENT to Restricted Share Agreement is made as of the 12th day of September, 2002, between Corporate Office Properties Trust, a Maryland business trust (the "Company") and Dwight Taylor (the "Employee").

                                    RECITALS

     A. The Company and the Employee entered into a Restricted Share Agreement on 16th day of December (the "Agreement") providing for the issuance of 43,750 common shares (the "Restricted Shares") of beneficial interest, $0.01 par value per share, of the Company pursuant to the Corporate Office Properties Trust 1998 Long Term Incentive Plan (the "Plan").

     B. The Restricted Shares were subject to certain restrictions on the beneficial ownership of the shares as specified in the Agreement.

     C. Pursuant to Paragraph 8(d) of the Plan, the terms of an award of Restricted Shares under the Plan may be amended with the consent of the Employee.

     D. The Employee and the Company wish to amend the Agreement as hereinafter provided.

     NOW, THEREFORE, in consideration of the foregoing, the Company and the Employee hereby amend the Agreement as follows, effective as of the 12th day of September, 2002:

     1. The Agreement is amended by the addition of the following after the first paragraph of Section 2(b):

     "Notwithstanding the foregoing, or any contrary provisions of this Agreement, it is understood between the Company and Employee, and the Company acknowledges, that as of December 31, 2001, the annual performance targets were achieved for all years through 2003, and that as of May 1, 2002, the performance targets that would have otherwise been applicable to the remainder of the Restricted Period have been and will thereafter be deemed to have been fully achieved."

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     Except as herein expressly changed, the Agreement is ratified and confirmed in all respects.

     IN WITNESS WHEREOF, the Company and Employee have executed this Amendment the ___ day of October, 2002.

EMPLOYEE                               CORPORATE OFFICE
                                       PROPERTIES TRUST


                                       By:/s/ Clay W. Hamlin, III
----------------------------              --------------------------------------
                                          Clay W. Hamlin, III

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